EXHIBIT 31.3

Certification of the Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
for the Period Ended December 31, 2008

CERTIFICATION

I, James T. Healy, certify that:

     1. I have reviewed this amendment no. 1 to the annual report on Form 10-K of LogicVision, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2009

By:
/s/ JAMES T. HEALY
James T. Healy
President and Chief Executive Officer
(Principal Executive Officer)